Exhibit 10.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT

AGREEMENT AND OTHER LOAN DOCUMENTS

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”), dated as of July 2, 2019, by and among GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), GLADSTONE COMMERCIAL CORPORATION, a Maryland corporation (“Parent”), the other “Guarantors” a party hereto (together with Parent, collectively, the “Guarantors”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), individually and as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”), and THE OTHER “LENDERS” WHICH ARE SIGNATORIES HERETO (KeyBank and such Lenders hereinafter referred to collectively as the “Lenders”).

W I T N E S S E T H:

WHEREAS, Borrower, Parent, Agent, KeyBank and the other Lenders, among others, are party to that certain Second Amended and Restated Credit Agreement dated as of October 27, 2017 (the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Guarantors executed that certain Second Amended and Restated Unconditional Guaranty of Payment and Performance dated as of October 27, 2017 (the “Guaranty”) in favor of Agent and the Lenders, or subsequently became a party thereto pursuant to a Joinder Agreement (as defined in the Credit Agreement);

WHEREAS, the Borrower has requested that the Agent and the Lenders modify the terms of the Credit Agreement in certain respects; and

WHEREAS, the Agent and the Lenders have agreed to make such modifications subject to the execution and delivery by Borrower and Guarantors of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.    Definitions. Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement.

2.    Modification of the Credit Agreement. Borrower, the Lenders and Agent do hereby modify and amend the Credit Agreement as follows:

(a)    By adding the following new definitions to §1.1 of the Credit Agreement in the appropriate alphabetical order:

“Aggregate Outstanding PACE Loan Amount. On any date of determination, an amount equal to (a) the aggregate outstanding principal amount under all PACE Loans on the Subject Properties, plus (b) all accrued and unpaid interest on such PACE Loans as of such date, and plus (c) the aggregate amount of prepayment premiums, penalties or other fees which would be or become due or payable with respect to such PACE Loans if all of such PACE Loans were prepaid in full on such date of determination; provided, however, that for purposes of calculating the Aggregate Outstanding PACE Loan Amount, the Aggregate Outstanding PACE Loan Amount attributable to any individual PACE Loan on a Subject Property shall, so long as no default or event of default then exists on the part of the applicable obligor with respect to such PACE Loan, be limited to one-hundred ten percent (110.0%) of the outstanding principal balance of such PACE Loan on the date of determination.”;

“Amendment Effective Date. July 2, 2019”;

“Beneficial Ownership Certification. As to Borrower, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation which is otherwise in form and substance satisfactory to the Agent or any Lender requesting the same.”;

“Beneficial Ownership Regulation. 31 C.F.R. § 1010.230.”;

“Industrial Assets. Income-producing Real Estate with respect to which seventy-five percent (75%) or greater of the Net Rentable Area of such Real Estate consists of industrial, warehouse, manufacturing and/or distribution uses (provided, for the avoidance of doubt, that retail, office, medical/healthcare and/or data center uses shall not be considered industrial, warehouse, manufacturing and/or distribution uses for purposes of this definition).”;

“Joint-Lead Arrangers. Collectively, Arranger, Fifth Third Bank, The Huntington National Bank and U.S. Bank National Association.”;

“LIBOR Termination Date. See §4.17(a).”;

“LLC Division. In the event the Borrower, any Guarantor, or any Subsidiary thereof is a limited liability company, (i) the division of any such Person into two or more newly formed limited liability companies (whether or not any such Person is a surviving entity following any such division) pursuant to, in the event any such Person is organized under the laws of the State of Delaware, Section 18-217 of the Delaware Limited Liability Company Act or, in the event any such Person is organized under the laws of a State or Commonwealth of the United States (other than Delaware) or of the District of Columbia, any similar provision under any similar act governing limited liability companies organized under the laws of such State or Commonwealth or of the District of Columbia, or (ii) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Authority that results or may result in, any such division.”;

“PACE Loan. (i) Any “Property-Assessed Clean Energy loan” or (ii) any other indebtedness, without regard to the name given to such indebtedness, which is (A) incurred for improvements to Real Estate for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (B) repaid through multi-year assessments against such Real Estate.”;

“PACE Loan Documents. With respect to any PACE Loan, all documents, instruments or agreements evidencing, securing or otherwise relating to such PACE Loan, including, without limitation, any documents, instruments or agreements relating to the assessments through which such PACE Loan is to be repaid.”;

“Syndication Agent. Each of Fifth Third Bank, The Huntington National Bank and U.S. Bank National Association, but only in the event that, and for so long as, such Person is a Lender.”;

“Term Loan Commitment Period. See §2.2(a).”; and

“Term Loan Request. See §2.5(a).”

(b)    By deleting in its entirety the definition of Applicable Margin appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following new definition:

“Applicable Margin.

(a)    From and after the Amendment Effective Date (and unless and until the Borrower and/or Parent obtains an Investment Grade Rating and Borrower elects to have the Applicable Margin determined pursuant to subparagraph (b) below), the Applicable Margin for LIBOR Rate Loans and Base Rate Loans shall be a percentage per annum as set forth below based on the ratio of the Consolidated Total Indebtedness to the Consolidated Total Asset Value:

Pricing Level	Ratio	Revolving Credit LIBOR Rate Loans	Revolving Credit Base Rate Loans	Term LIBOR Rate Loans	Term Base Rate Loans
1	Less than or equal to 40%	1.35%	0.35%	1.25%	0.25%
2	Greater than 40% but less than or equal to 45%	1.40%	0.40%	1.35%	0.35%
3	Greater than 45% but less than or equal to 50%	1.65%	0.65%	1.60%	0.60%
4	Greater than 50% but less than or equal to 55%	1.90%	0.90%	1.85%	0.85%
5	Greater than 55%	2.15%	1.15%	2.10%	1.10%

The Applicable Margin as of the Amendment Effective Date shall be at Pricing Level 3. The Applicable Margin shall not be adjusted based upon such ratio, if at all, until the first (1st) Business Day following the delivery by Parent to the Agent of the Compliance Certificate at the end of a calendar quarter. In the event that Parent shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by §7.4(c), then without limiting any other rights of the Agent and the Lenders under this Agreement, the Applicable Margin shall be at Pricing Level 5 until such failure is cured within any applicable cure period, in which event the Applicable Margin shall adjust, if necessary, on the first (1st) Business Day following receipt of such Compliance Certificate.

In the event that the Agent and Parent determine that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) Parent shall as soon as practicable deliver to the Agent the corrected financial statements for such Applicable Period, (ii) the Applicable Margin shall be determined as if the Pricing Level for such higher Applicable Margin were applicable for such Applicable Period, and (iii) the Borrower shall within five (5) Business Days of demand thereof by the Agent pay to the Agent the accrued additional amount owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Agent in accordance with this Agreement.

(b)    From and after the time that Agent first receives written notice from Borrower that Borrower and/or Parent has first obtained an Investment Grade Rating and that Borrower elects to use such Investment Grade Rating as the basis for the Applicable Margin, the Applicable Margin shall mean, as of any date of determination, a percentage per annum determined by reference to the Credit Rating Level as set forth below (provided that any accrued interest payable at the Applicable Margin determined by reference to the ratio of Consolidated Total Indebtedness to Consolidated Total Asset Value shall be payable as provided in §2.6):

Pricing Level	Credit Rating Level	Revolving Credit LIBOR Rate Loans	Revolving Credit Base Rate Loans	Term LIBOR Rate Loans	Term Base Rate Loans
1	Credit Rating Level 1	0.775%	0.00%	0.85%	0.00%
2	Credit Rating Level 2	0.825%	0.00%	0.90%	0.00%

3	Credit Rating Level 3	0.90%	0.00%	1.00%	0.00%
4	Credit Rating Level 4	1.10%	0.10%	1.25%	0.25%
5	Credit Rating Level 5	1.45%	0.45%	1.65%	0.65%

At such time as this subparagraph (b) is applicable, the Applicable Margin for each Base Rate Loan shall be determined by reference to the Credit Rating Level in effect from time to time, and the Applicable Margin for any Interest Period for all LIBOR Rate Loans comprising part of the same borrowing shall be determined by reference to the Credit Rating Level in effect on the first (1st) day of such Interest Period; provided, however that no change in the Applicable Margin resulting from the application of the Credit Rating Levels or a change in the Credit Rating Level shall be effective until three (3) Business Days after the date on which the Agent receives written notice of the application of the Credit Rating Levels or a change in such Credit Rating Level. From and after the first time that the Applicable Margin is based on Borrower’s or Parent’s Credit Rating Level, the Applicable Margin shall no longer be calculated by reference to the ratio of Consolidated Total Indebtedness to Consolidated Total Asset Value.”;

(c)    By deleting in its entirety the definition of Capitalization Rate appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following new definition:

“Capitalization Rate. The Capitalization Rate shall be equal to, (a) for Industrial Assets, or portion thereof, which is leased to Investment Grade Tenants with respect to which the applicable Lease(s) have an average remaining lease term of at least three (3) years remaining at the time of determination, seven and one-half percent (7.50%) (provided, for the avoidance of doubt, that if only a portion of any such Industrial Asset is leased to Investment Grade Tenant(s) with respect to which the applicable Lease(s) have an average remaining lease term of at least three (3) years remaining at the time of determination, then the capitalization rate of seven and one-half percent (7.50%) shall only apply to the income from such Real Estate that is attributable to such qualifying Lease(s)), (b) for Real Estate other than Industrial Assets, or portion thereof, which is leased to Investment Grade Tenants with respect to which the applicable Lease(s) have an average remaining lease term of at least three (3) years remaining at the time of determination, seven and three-quarters percent (7.75%) (provided, for the avoidance of doubt, that if only a portion of any such Real Estate is leased to Investment Grade Tenant(s) with respect to which the applicable Lease(s) have an average remaining lease term of at least three (3) years remaining at the time of determination, then the capitalization rate of seven and three-quarters percent (7.75%) shall only apply to the income from such Real Estate that is attributable to such qualifying Lease(s)); (c) for Industrial Assets, except such Industrial Assets (or portion thereof) which are included in clause (a) above, eight percent (8.00%); and (d) for all Real Estate other than Industrial Assets, except such Real Estate (or portion thereof) which is included in clause (b) above, eight and one-quarter percent (8.25%); provided, however, for purposes of §8.5, the Capitalization Rate shall be equal to nine and one-half percent (9.50%).”;

(d)    By deleting in its entirety the definition of Domestic Lending Office appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following new definition:

“Domestic Lending Office. Initially, the office of each Lender designated as such in each such Lender’s Administrative Questionnaire or such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.”;

(e)    By modifying the definition of Indebtedness appearing in §1.1 of the Credit Agreement by deleting in its entirety clause (k) appearing in said definition, and inserting in lieu thereof the following new clauses (k) and (l):

“(k) all obligations of such Person under any PACE Loan (provided, that, such Person’s obligations under a PACE Loan with respect to which no default or event of default on the part of the applicable obligor is in existence shall be excluded from Indebtedness for purposes of calculating financial ratios and covenants hereunder to the extent such obligations are paid by a tenant of the applicable Real Estate pursuant to a Lease); and (l) such Person’s pro rata share of the Indebtedness (based upon its Equity Percentage in such Unconsolidated Affiliates) of any Unconsolidated Affiliate of such Person.”;

(f)    By modifying the definition of LIBOR appearing in §1.1 of the Credit Agreement by deleting the words “or a comparable or successor rate which rate is approved by the Agent,” appearing in the third (3rd) and fourth (4th) lines of said definition;

(g)    By deleting in its entirety the definition of LIBOR Lending Office appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following new definition:

“LIBOR Lending Office. Initially, the office of each Lender designated as such in each such Lender’s Administrative Questionnaire or such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.”;

(h)    By modifying the definition of Revolving Credit Maturity Date appearing in §1.1 of the Credit Agreement by deleting in its entirety the date “October 27, 2021” appearing in said definition and inserting in lieu thereof the date “July 2, 2023”;

(i)    By modifying the definition of Secured Debt appearing in §1.1 of the Credit Agreement by inserting the following new sentence at the end of said definition:

“For the avoidance of doubt, Secured Debt shall include, without limitation, Indebtedness in respect of PACE Loans (provided, that, such Person’s obligations under a PACE Loan with respect to which no default or event of default on the part of the applicable obligor is in existence shall be excluded from Secured Debt for purposes of calculating financial ratios and covenants hereunder to the extent such obligations are paid by a tenant of the applicable Real Estate pursuant to a Lease).”;

(j)    By deleting in its entirety the definition of Term Loan Commitment appearing in §1.1 of the Credit Agreement and by inserting in lieu thereof the following new definition:

“Term Loan Commitment. With respect to each Term Loan Lender, (a) during the Term Loan Commitment Period, the amount set forth on Schedule 1 hereto as the amount of such Term Loan Lender’s Term Loan Commitment to make or maintain Term Loans to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement, and (b) from and after the expiration of the Term Loan Commitment Period, the amount equal to such Term Loan Lender’s Term Loan Commitment Percentage of the aggregate principal amount of the Term Loans from time to time Outstanding, as the same may change from time to time in accordance with the terms of this Agreement (including, without limitation, as a result of the Term Loan(s) made to Borrower on any Commitment Increase Date on which the Total Term Loan Credit Commitment is increased).”;

(k)    By modifying the definition of Term Loan Maturity Date appearing in §1.1 of the Credit Agreement by deleting in its entirety the date “October 27, 2022” appearing in said definition and inserting in lieu thereof the date “July 2, 2024”;

(l)    By deleting in its entirety the definition of Titled Agents appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following new definition:

“Titled Agents. The Joint-Lead Arrangers, the Syndication Agents, and the Documentation Agent.”;

(m)    By modifying the definition of Total Commitment appearing in §1.1 of the Credit Agreement by deleting in its entirety the second (2nd) sentence of said definition and inserting in lieu thereof the following new sentence:

“As of the Amendment Effective Date, the Total Commitment is $260,000,000.00, and is subject to increase as provided in §2.11.”;

(n)    By modifying the definition of Total Revolving Credit Commitment appearing in §1.1 of the Credit Agreement by deleting in its entirety the second (2nd) sentence of said definition and inserting in lieu thereof the following new sentence:

“As of the Amendment Effective Date, the Total Revolving Credit Commitment is One Hundred Million and No/100 Dollars ($100,000,000.00).”;

(o)    By modifying the definition of Total Term Loan Commitment appearing in §1.1 of the Credit Agreement by deleting in its entirety the second (2nd) sentence of said definition and inserting in lieu thereof the following new sentence:

“As of the Amendment Effective Date, the Total Term Loan Commitment is One Hundred Sixty Million and No/100 Dollars ($160,000,000.00).”;

(p)    By deleting in its entirety the definition of Unencumbered Asset Availability appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following new definition:

“Unencumbered Asset Availability. As of any date of determination, the Unencumbered Asset Availability shall be the amount equal to (a) the maximum amount of Revolving Credit Loans, Term Loans and Letter of Credit Liabilities which, when added to all other Unsecured Debt of Parent and its Subsidiaries, would not cause a violation of the covenants set forth in §9.2 and §9.4, minus (b) the Aggregate Outstanding PACE Loan Amount.”;

(q)    By modifying §1.2(d) of the Credit Agreement by deleting the period appearing at the end of said §1.2(d) and inserting in lieu thereof the following: “, and in the event the Borrower, any Guarantor or any of their respective Subsidiaries is a limited liability company and shall undertake an LLC Division (any such LLC Division being a violation of this Agreement), shall be deemed to include each limited liability company resulting from any such LLC Division.”;

(r)    By modifying §2.1(b) of the Credit Agreement by deleting in their entirety the words and figures “dated of even date with this Agreement (except as otherwise provided in §18.3)” appearing in the first (1st) sentence of said §2.1(b);

(s)    By deleting in its entirety §2.2 of the Credit Agreement and inserting in lieu thereof the following new §2.2:

“(a)    Subject to the terms and conditions set forth in this Agreement, (X) as of the Amendment Effective Date, each of the Term Loan Lenders have made and/or shall make to the Borrower Term Loans (pro rata in accordance with their respective Term Loan Commitment Percentages) in the aggregate principal amount of $122,300,000.00, and (Y) each of the Term Loan Lenders severally agrees to lend to the Borrower, and the Borrower may borrow from time to time up to a maximum of three (3) times during the period beginning on the Amendment Effective Date and ending on the date that is two hundred seventy (270) days after the Closing Date (the “Term Loan Commitment Period”), upon notice by the Borrower to the Agent given in accordance with §2.5(a), such sums as are requested by the Borrower for the purposes set forth in §2.9 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (i) such Term Loan Lender’s Term Loan Commitment and (ii) such Lender’s Term Loan Commitment Percentage of the Unencumbered Asset Availability; provided, that, in all events no Default or Event of Default shall have occurred and be continuing. Except for any additional Term Loans made as a result of any increase in the Total Term Loan Commitment pursuant to §2.11, Borrower shall not have the right to draw down any Term Loans after the Term Loan Commitment Period has expired. In addition, any additional Term Loans made as a result of any increase in the Total Term Loan Commitment pursuant to §2.11 shall be made on the applicable Commitment Increase Date and each Term Loan Lender which elects to increase its or acquire a Term Loan Commitment pursuant to §2.11 severally and not jointly agrees to make a Term Loan to the Borrower on such Commitment Increase Date in an amount equal to the lesser of (a) with respect to any existing Term Loan Lender, the amount by which such Lender’s Term Loan Commitment increases on the applicable Commitment Increase Date, and with respect to any new Term Loan Lender, the amount of such new Lender’s Term Loan Commitment, and (b) such Lender’s Term Loan Commitment Percentage of the Unencumbered Asset Availability. Each request for a Term Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions required of the Borrower set forth in §10 and §11 have been satisfied on the date of such request. The Agent may assume that the conditions in §10 and §11 have been satisfied unless it receives prior written notice from a Term Loan Lender that such conditions have not been satisfied. No Term Loan Lender shall have any obligation to make Term Loans to the Borrower in the maximum aggregate principal outstanding balance of more than the lesser of (x) the amount equal to its Term Loan Commitment Percentage of the Term Loan Commitments and (y) the principal face amount of its Term Loan Note. By delivery of this Agreement and any Term Loan Note, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the Indebtedness evidenced by the Original Credit Agreement or the “Term Loan Notes” described in the Original Credit Agreement, which Indebtedness is instead allocated among the Term Loan Lenders as of the date hereof in accordance with their respective Term Loan Commitment Percentages, and is evidenced by this Agreement and any Term Loan Notes, and the Term Loan Lenders shall as of the date hereof make such adjustments to the outstanding Term Loans of such Term Loan Lenders so that such outstanding Term Loans are consistent with their respective Term Loan Commitment Percentages.

(b)    The Term Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A-2 hereto and completed with appropriate insertions (each, a “Term Loan Note” and collectively, the “Term Loan Notes”). One Term Loan Note shall be payable to the order of each Term Loan Lender in the principal amount equal to such Term Loan Lender’s Term Loan Commitment. The Term Loans shall be made pro rata in accordance with each Term Loan Lender’s Term Loan Commitment Percentage. The Borrower irrevocably authorizes Agent to make or cause to be made, at or about the time of the Drawdown Date of any Term Loan or the time of receipt of any payment of principal thereof, an appropriate notation on Agent’s Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Term Loans set forth on Agent’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Term Lender, but the failure to record, or any error in so recording, any such amount on Agent’s Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Term Loan Note to make payments of principal of or interest on any Term Loan Note when due.”;

(t)    By modifying §2.3 of the Credit Agreement by inserting the following new subsection (c) at the end of said §2.3:

“(c)    Term Loan Unused Fee. During the period commencing on October 1, 2019 and ending on the last day of the Term Loan Commitment Period, the Borrower agrees to pay to the Agent for the account of the Term Loan Lenders (other than a Defaulting Lender for such period of time as such Term Loan Lender is a Defaulting Lender) in accordance with their respective Term Loan Commitment Percentages a term loan facility unused fee calculated for each day during such period at the rate of 0.25% per annum on the average daily amount by which the Total Term Loan Commitment (as the same may be permanently reduced by written request of Borrower in accordance with §2.5(b)) exceeds the outstanding principal amount of Term Loans. The term loan facility unused fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof.”;

(u)    By deleting in its entirety §2.5 of the Credit Agreement and inserting in lieu thereof the following new §2.5:

“§2.5    Requests for Term Loans during Term Loan Commitment Period; Reduction of Term Loan Commitment during Term Loan Commitment Period.

(a)    For each Term Loan which Borrower requests during the Term Loan Commitment Period in accordance with §2.2, except with respect to the initial Term Loan on the Closing Date, the Borrower shall give to the Agent written notice executed by an Authorized Officer in the form of Exhibit J hereto (or telephonic notice confirmed in writing in the form of Exhibit J hereto) by 12:00 p.m. (Eastern Standard Time) one (1) Business Day prior to the proposed Drawdown Date with respect to Base Rate Loans and two (2) Business Days prior to the proposed Drawdown Date with respect to LIBOR Rate Loans (a “Term Loan Request”). Each such notice shall specify with respect to the requested Term Loan the proposed principal amount of such Term Loan, the Type of Term Loan, the initial Interest Period (if applicable) for such Term Loan and the Drawdown Date. Each such notice shall also contain (i) a general statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of §2.9) and (ii) a certification by the chief financial officer or controller of Parent that the Borrower, the Guarantors and each Unencumbered Property

Subsidiary are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Term Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Term Loan Lenders thereof. Each such Term Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Term Loan requested from the Term Loan Lenders on the proposed Drawdown Date. Each Term Loan Request shall be for a Term Loan in a minimum aggregate amount of $15,000,000.00 or an integral multiple of $15,000,000.00 in excess thereof (or such lesser amount as may be undrawn, in which case such Loan Request shall be the final Term Loan Request permitted hereunder and shall be for the total undrawn amount). Notwithstanding anything to the contrary contained herein, there shall be no more than ten (10) LIBOR Rate Loans outstanding at any one time.

(b)    The Borrower shall have the right at any time from time to time during the Term Loan Commitment Period upon three (3) Business Days’ prior written notice to the Agent to reduce, by $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof, the unborrowed portion of the Term Loan Commitments (it being understood, for the avoidance of doubt, that any previously borrowed portion of the Term Loan Commitments which has been repaid shall not in any event be deemed to be unborrowed for purposes hereof), whereupon the Term Loan Commitments of the Term Loan Lenders shall be reduced pro rata in accordance with their respective Term Loan Commitment Percentages of the amount specified in such notice, any such reduction to be without penalty. Promptly after receiving any notice from the Borrower delivered pursuant to this §2.5(b), the Agent will notify the Term Loan Lenders of the substance thereof. Upon the effective date of any such reduction of the unborrowed portion of the Term Loan Commitments, the Borrower shall pay to the Agent for the respective accounts of the Term Loan Lenders the full amount of any term loan unused fee under §2.3(c) then accrued on the amount of the reduction. No reduction of the unborrowed portion of the Term Loan Commitments may be reinstated.”;

(v)    By modifying §2.7 of the Credit Agreement by deleting the words and figures “seven (7)” appearing in the last sentence of said §2.7 and inserting in lieu thereof the words and figures “ten (10)”;

(w)    By modifying §2.8(b) of the Credit Agreement by inserting the words “or any Term Loans” after the words “Revolving Credit Loans” appearing in the second (2nd) line of said §2.8(b);

(x)    By modifying §2.11 of the Credit Agreement by deleting the words and figures “Total Term Loan Credit Commitment such that after giving effect to such increase the Total Commitment does not exceed $260,000,000.00” appearing in the first (1st) sentence of said §2.11 and inserting in lieu thereof the following: “Total Term Loan Commitment such that after giving effect to such increase the Total Commitment does not exceed $360,000,000.00;

(y)    By deleting the period appearing at the end of §2.11(d)(iv) of the Credit Agreement and inserting in lieu thereof “; and”, and by inserting the following as §2.11(d)(v) of the Credit Agreement:

“(v)    Beneficial Ownership Certification. If requested by the Agent or any Lender, Borrower shall have delivered, prior to the Commitment Increase Date, to the Agent (and any such Lender) a completed and executed Beneficial Ownership Certification.”;

(z)    By inserting the following as §2.12(e) of the Credit Agreement:

“(e)    Beneficial Ownership Certification. If requested by the Agent or any Lender, Borrower shall have delivered, at least five (5) Business Days prior to the Revolving Credit Maturity Date (as determined without regard to such extension), to the Agent (and any such Lender) a completed and executed Beneficial Ownership Certification.”;

(aa)    By modifying §2.12 of the Credit Agreement by deleting in its entirety the date “October 27, 2022” appearing in the first (1st) sentence of said §2.12 and inserting in lieu thereof the date July 2, 2024;

(bb)    By modifying §4.1 of the Credit Agreement by deleting the words and figures “seven (7)” appearing in clause (ii) of the first (1st) sentence of said §4.1 and inserting in lieu thereof the words and figures “ten (10)”;

(cc)    By modifying §4.2 of the Credit Agreement by deleting the date “September 29, 2017” appearing in said §4.2, and inserting in lieu thereof the date “May 17, 2019”;

(dd)    By inserting the following new §4.17 into the Credit Agreement:

“§4.17 Successor LIBOR Rate.

(a)    If the Agent determines (which determination shall be final and conclusive, absent manifest error) that either (a) (i) the circumstances set forth in §4.6 have arisen and are unlikely to be temporary, or (ii) the circumstances set forth in §4.6 have not arisen but the applicable supervisor or administrator (if any) of LIBOR or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying the specific date after which LIBOR shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (b) a rate other than LIBOR has become a widely recognized benchmark rate for newly originated floating rate commercial real estate loans in Dollars in the U.S. market, then the Agent and the Borrower may endeavor to establish a replacement index for LIBOR, and make spread adjustments thereto and related amendments to this Agreement as may be appropriate, in the discretion of the Agent, for the implementation and administration of the replacement index-based rate such that, to the extent practicable, the all-in interest rate based on the replacement index as of the effective date of such amendment will be substantially equivalent to the all-in LIBOR based interest rate in effect immediately prior to its replacement. Notwithstanding the foregoing or anything to the contrary contained herein, if (i) the Borrower, in the exercise of its reasonable judgment, does not agree to the replacement index as notified by the Agent to the Borrower or (ii) the Agent and the Borrower cannot reasonably agree on an alternate rate, then in either such case, the Borrower shall have the option to repay the debt in full, without any prepayment penalty.

(b)    Upon the establishment of a replacement index in accordance with clause (a) above, the Agent, the Borrower and the Guarantors shall enter into an amendment to this Agreement to give effect to the terms of this §4.17. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, §27), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. (Cleveland, Ohio time) on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Agent receives, on or before such tenth (10th) Business Day, a written notice from the Required Lenders stating that such Lenders object to such amendment.

(c)    Selection of the replacement index, spread adjustments, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated floating rate commercial real estate loans in the United States and loans converted from a LIBOR based rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (x) the effects of the transition from LIBOR to the replacement index and (y) yield or risk-based differences between LIBOR and the replacement index.

(d)    Until an amendment reflecting a new replacement index in accordance with this §4.17 is effective, each advance, conversion and renewal of a LIBOR Rate Loan will continue to bear interest with reference to LIBOR; provided however, that if the Agent determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all LIBOR Rate Loans shall automatically be converted to Base Rate Loans until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(e)    Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.”;

(ee)    By modifying §6.23 of the Credit Agreement by inserting the following parenthetical after the word “assessments” each time it appears in said §6.23: “(including, without limitation, any PACE Loan assessments)”;

(ff)    By deleting in its entirety §6.32 of the Credit Agreement and inserting in lieu thereof the following new §6.32:

“§6.32    Subject Properties. Schedule 1.2 hereto is a correct and complete list of all Subject Properties as of the Amendment Effective Date. Each of the Subject Properties included by the Borrower in calculation of the compliance of the covenants set forth in §9 satisfies all of the requirements contained in this Agreement for the same to be included therein.”;

(gg)    By inserting the following new §6.33 into the Credit Agreement:

“§6.33    Beneficial Ownership. The Borrower is in compliance in all material respects with any applicable requirements of the Beneficial Ownership Regulation. The information included in the most recent Beneficial Ownership Certification, if any, delivered by the Borrower is true and correct in all respects.”;

(hh)    By deleting in their entirety §§7.4(g) and (h) of the Credit Agreement, and inserting in lieu thereof the following new §§7.4(g), (h) and (i):

“(g)    Without limiting the terms of §2.11 and §2.12, a completed and executed Beneficial Ownership Certification upon request by the Agent or any Lender if Agent or such Lender determines that it is required by law to obtain such certification;

(h)    any notice received by the Borrower, any Guarantor or any Unencumbered Property Subsidiary of (A) any pending, threatened or contemplated eminent domain proceedings against (i) any of the Subject Properties or (ii) any other Real Estate which may, in the case of this clause (ii), individually or in the aggregate have any Material Adverse Effect, and (B) any past due or delinquent assessment or other sum due on account of any PACE Loan on a Subject Property or any pending or threatened proceeding purporting to foreclose on a lien for any PACE Loan assessments or exercise any other remedy with respect to any PACE Loan against any of the Subject Properties; and

(i)    from time to time such other financial data and information in the possession of the Borrower, each Guarantor or their respective Subsidiaries (including, without limitation, auditors’ management letters, status of litigation or investigations against the Borrower and any settlement discussions relating thereto, information as to legal and regulatory changes affecting the Borrower, any Guarantor or any Unencumbered Property Subsidiary, information with respect to any PACE Loans on a Subject Property (including, without limitation, information regarding the improvements financed with the proceeds of such PACE Loans, copies of any reporting or other financial information provided to any lender, servicer or any Governmental Authority on account of such PACE Loans, and evidence of payment of assessments due and payable under such PACE Loans)) as the Agent or any Lender may reasonably request.”;

(ii)    By modifying §7.4 of the Credit Agreement by deleting the words “Arranger” and “Arrangers” each time such words appear in the last paragraph of said §7.4 and by inserting in lieu thereof the words “Joint-Lead Arranger” and “Joint-Lead Arrangers”, respectively;

(jj)    By modifying §7.5(a) of the Credit Agreement by inserting the following new sentence at the end of said §7.5(a):

“Without limiting the foregoing, the Borrower shall promptly upon becoming aware of same (but in any event within five (5) Business Days thereafter) notify the Agent in writing of any default under any PACE Loan on a Subject Property, including, without limitation, any failure by Borrower, any Subsidiary or any Tenant of a Subject Property to timely pay any assessment or other sum due or payable with respect to such PACE Loan.”;

(kk)    By modifying §7.6(a) of the Credit Agreement by inserting the following at the end of the second (2nd) sentence of said §7.6(a): “and in the event any such Person is a limited liability company, it shall not consummate, nor shall any of its members or managers, take any action in furtherance of or consummate, an LLC Division.”;

(ll)    By modifying §7.8 of the Credit Agreement by inserting the following parenthetical after the word “assessments” each time it appears in said §7.8: “(including, without limitation, any PACE Loan assessments)”;

(mm)    By modifying §§7.16(c) and 7.16(d) of the Credit Agreement by deleting “9.3” each time it appears in said §§7.16(c) and 7.16(d).

(nn)    By inserting the following new §7.18 into the Credit Agreement.

“§7.18    Beneficial Ownership. Promptly following any change in beneficial ownership of the Borrower that would render any statement in an existing Beneficial Ownership Certification untrue or inaccurate, the Borrower shall furnish to the Agent (for further delivery by the Agent to the Lenders in accordance with its customary practice) an updated Beneficial Ownership Certification for the Borrower.”;

(oo)    By deleting in its entirety §8.1(c) of the Credit Agreement and inserting in lieu thereof the following new §8.1(c):

“(c)    Indebtedness in respect of taxes, assessments (excluding assessments with respect to PACE Loans unless such PACE Loans are permitted under this Agreement), governmental charges or levies, assessments and other obligations in respect of PACE Loans permitted under this Agreement and claims for labor, materials and supplies, in each case, to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;”

(pp)    By deleting in its entirety §8.2(i) of the Credit Agreement and inserting in lieu thereof the following new §8.2(i):

“(i)    Liens on properties to secure (x) taxes, assessments (excluding assessments with respect to PACE Loans unless such PACE Loans are permitted under this Agreement) and other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws), (y) assessments and other obligations in respect of PACE Loans permitted under this Agreement, or (z) claims for labor, material or supplies, in each case, in respect of obligations not then delinquent or which are being contested as provided in this Agreement;”

(qq)    By modifying §8.2(iv) of the Credit Agreement by inserting the following parenthetical at the end of said §8.2(iv):

“(it being understood, for the avoidance of doubt, that Liens or encumbrances on Subject Properties in respect of any PACE Loan shall be only be permitted under this clause (iv) if such PACE Loan is permitted under this Agreement);”

(rr)    By modifying §8.3(j) of the Credit Agreement by deleting in their entirety the words and figures “five percent (5%)” appearing in said §8.3(j): and inserting in lieu thereof the words and figures “seven and one-half percent (7.5%)”;

(ss)    By modifying §8.3(n) of the Credit Agreement by deleting in their entirety the words and figures “two and one-half percent (2.5%)” appearing in said §8.3(n): and inserting in lieu thereof the words and figures “five percent (5%)”;

(tt)    By modifying §8.4 of the Credit Agreement by inserting the following parenthetical after the word “business” appearing in the third (3rd) line of said §8.4: “(including, without limitation, by way of an LLC Division)”;

(uu)    By deleting in its entirety §8.7(a) of the Credit Agreement and inserting in lieu thereof the following new §8.7(a):

“(a)    The Borrower shall not pay any Distribution to the partners of the Borrower, and Parent shall not pay any Distribution to its shareholders, if such Distribution is in excess of the amount which, when added to the amount of all other Distributions paid in the same calendar quarter and the preceding three (3) calendar quarters, would exceed, (i) during the period commencing on the Amendment Effective Date and continuing through and including June 30, 2021, ninety-eight percent (98%) of such Person’s Funds from Operations for the preceding four (4) calendar quarters, and (ii) from and after the time period commencing on July 1, 2021, ninety-six percent

(96%) of such Person’s Funds from Operations for the preceding four (4) calendar quarters, provided, however, that for purposes of determining compliance under this clause (ii), the aggregate amount of such Distributions and such Person’s Funds from Operations shall be calculated by using only the calendar quarters elapsed from and after July 1, 2021 and, until four (4) consecutive calendar quarters thereafter have elapsed, annualizing such amount; provided, further, that the limitations contained in this §8.7(a) shall not (X) preclude the Borrower from making Distributions to Parent (or Parent from making any Distribution to its shareholders) in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of Parent, as evidenced by a certification of the principal financial or accounting officer of the Parent containing calculations in detail reasonably satisfactory in form and substance to the Agent, and (Y) apply to any Preferred Distributions made by Borrower to its partners or by Parent to its shareholders so long as such payments have been deducted in the calculation of Funds from Operations.”;

(vv)    By inserting the following new §8.16 into the Credit Agreement:

“§8.16    PACE Loans. Borrower shall not, and shall not permit any Subsidiary of Borrower which directly or indirectly owns or leases a Subject Property (including, without limitation, an Unencumbered Property Subsidiary) to, (i) incur any Indebtedness with respect to a PACE Loan, or (ii) encumber or permit to be encumbered any Subject Property with a Lien to secure any Indebtedness with respect to a PACE Loan or any assessments relating thereto, in each case, without the prior written consent of the Agent (which consent, so long as no Default or Event of Default exists or would result from the incurrence or consummation of such PACE Loan by Borrower or such Subsidiary, shall not be unreasonably withheld, conditioned or delayed). In the event the Borrower desires to seek approval for any such PACE Loan, Borrower shall deliver to Agent, no later than ten (10) Business Days prior to the date which Borrower or such Subsidiary intends to incur such PACE Loan, (a) a notice identifying the applicable Subject Property, (b) a narrative description of the efficiency or energy saving improvements to be undertaken or refinanced with the proceeds of such PACE Loan (including, without limitation, the status and/or proposed schedule of completion of such improvements) and a copy of the energy audit with respect to such improvements, (c) a term sheet summarizing the material terms of such PACE Loan, (d) copies of the PACE Loan Documents with respect to such PACE Loan, (e) a pro forma Compliance Certificate and Unencumbered Asset Certificate demonstrating, after giving effect to the incurrence of such PACE Loan, compliance with the covenants described therein, and (f) such other information as the Agent may reasonably request with respect to such PACE Loan and/or such Subject Property, each of which shall be in form and substance reasonably acceptable to the Agent. Upon receiving the prior written consent of Agent for such PACE Loan, Borrower or such Subsidiary shall be permitted to incur such PACE Loan; provided, that, with respect to any such approved PACE Loan encumbering a Subject Property, Borrower (or the applicable Subsidiary of Borrower which is the obligor under such PACE Loan) shall at all times (x) pay or cause to be paid (prior to the delinquency thereof) any and all sums which become due or payable with respect to such PACE Loan (subject to the right of Borrower or such Subsidiary to contest assessments in accordance with §7.8), (y) perform or cause to be performed all material obligations of Borrower or such Subsidiary with respect to such PACE Loan pursuant to and in accordance with the applicable PACE Loan Documents (including, without limitation, with respect to the completion of the applicable efficiency or energy saving improvements required thereunder), and (z) without limiting the foregoing, take or cause to be taken all such action as may be necessary to protect the applicable Subject Property from any danger of sale, forfeiture or foreclosure by reason of such PACE Loan. Borrower shall not enter into or acquiesce in any amendment, modification, termination or surrender of any PACE Loan Document with respect to any PACE Loan on a Subject Property.”;

(ww)    By modifying §9.3 of the Credit Agreement by deleting said §9.3 in its entirety and inserting in lieu thereof the following:

“§9.3    Intentionally Omitted.”;

(xx)    By modifying §9.4 of the Credit Agreement by deleting said §9.4 in its entirety and inserting in lieu thereof the following:

“§9.4    Unencumbered Debt Service Coverage Ratio. The Borrower will not at any time permit the Unencumbered Debt Service Coverage Ratio to be less than 1.75 to 1.00.”;

(yy)    By modifying §9.6 of the Credit Agreement by deleting said §9.6 in its entirety and inserting in lieu thereof the following:

“§9.6    Consolidated EBITDA to Consolidated Fixed Charges. The Borrower will not permit the ratio of Consolidated EBITDA for the Calculation Period to Consolidated Fixed Charges of the Borrower, the Guarantors and their respective Subsidiaries for such period to be less than 1.45 to 1.00; provided, however, that commencing with the fiscal quarter beginning on July 1, 2020, (i) the Borrower will not permit the ratio of Consolidated EBITDA for the Calculation Period to Consolidated Fixed Charges of the Borrower, the Guarantors and their respective Subsidiaries for such period to be less than 1.50 to 1.00, and (ii) until four (4) full fiscal quarters shall have elapsed thereafter, for purposes of determining compliance with this §9.6, Consolidated EBITDA and Consolidated Fixed Charges shall be annualized using only the full fiscal quarters having elapsed from and after July 1, 2020.”;

(zz)    By modifying §9.7 of the Credit Agreement by deleting said §9.7 in its entirety and inserting in lieu thereof the following:

“§9.7    Minimum Consolidated Tangible Net Worth. The Borrower will not at any time permit its Consolidated Tangible Net Worth to be less than the sum of $494,750,220.00, plus seventy-five percent (75%) of the sum of (a) Net Offering Proceeds (but excluding any Net Offering Proceeds from an issuance of common equity or preferred equity of the Borrower, Parent or the Trust which is used within one hundred twenty (120) days following the consummation of the applicable Equity Offering to partially or fully redeem or retire an existing issue of preferred equity of the Borrower, Trust or the Parent, respectively) plus (b) the value of units in the Borrower or shares in Parent issued upon the contribution of assets to Borrower or its Subsidiaries plus (c) the amount of any Trust Preferred Equity issued, in each case of the foregoing clauses (a) through (c), arising after the Amendment Effective Date.”;

(aaa)    By modifying §9.8 of the Credit Agreement by deleting said §9.8 in its entirety and inserting in lieu thereof the following:

“§9.8    Debt Yield Ratio. During the period commencing on the date of this Agreement and ending on June 30, 2020, the Borrower will not at any time permit the Debt Yield Ratio (expressed as a percentage) to be less than eleven percent (11%).”;

(bbb)    By modifying §9.10 of the Credit Agreement by deleting said §9.10 in its entirety and inserting in lieu thereof the following:

“§9.10    Maximum Secured Debt Ratio. The Borrower will not permit the ratio of Consolidated Total Secured Debt to Consolidated Total Asset Value (expressed as a percentage) to exceed (a) at any time during the period commencing on the Amendment Effective Date and ending on June 30, 2021, forty-five percent (45%), and (b) at any time during the period commencing on July 1, 2021 and continuing thereafter, forty percent (40.0%). Notwithstanding the foregoing, from and after the date that Borrower and/or Parent first obtains an Investment Grade Rating, the Borrower will not at any time permit the ratio of Consolidated Total Secured Debt to Consolidated Total Asset Value (expressed as a percentage) to exceed forty percent (40%).

(ccc)    By inserting the following new §9.11 into the Credit Agreement:

“§9.11    PACE Loan Debt. The Borrower will not at any time permit the outstanding principal balance of all PACE Loans on Subject Properties to exceed five percent (5.0%) of the Unencumbered Asset Value.”;

(ddd)    By modifying §12.1(c) of the Credit Agreement by deleting the figures “9.10” appearing in said §12.1(c) and inserting in lieu thereof the following: “9.11”;

(eee)    By modifying §16 of the Credit Agreement by deleting the word “Arranger” each time it appears in the first (1st) sentence of said §16 and by inserting in lieu thereof the word “Joint-Lead Arranger”;

(fff)    By modifying §18.4 of the Credit Agreement by deleting the words “an agent” appearing in the third (3rd) sentence of said §18.4 and inserting in lieu thereof the words “a non-fiduciary agent”;

(ggg)    By modifying §32 of the Credit Agreement by deleting the word “Arranger” appearing in the first (1st) sentence of said §32 and by inserting in lieu thereof the word “Joint-Lead Arranger”;

(hhh)    By modifying Exhibit C attached to the Credit Agreement by deleting the name “Rosemarie M. Borelli” appearing in the first (1st) paragraph of said Exhibit C and inserting in lieu thereof the name “Ana Guzdar”;

(iii)    By modifying Exhibit D attached to the Credit Agreement by deleting the name “Rosemarie M. Borelli” appearing in the first (1st) paragraph of said Exhibit D and inserting in lieu thereof the name “Ana Guzdar”;

(jjj)    By modifying Exhibit F attached to the Credit Agreement by deleting in its entirety the “Appendix to Compliance Certificate” attached thereto and inserting in lieu thereof the “Exhibit F - Appendix to Compliance Certificate” attached hereto;

(kkk)    By inserting Exhibit J attached hereto as a new Exhibit J attached to the Credit Agreement;

(lll)    By deleting in its entirety Schedule 1 attached to the Credit Agreement and inserting in lieu thereof Schedule 1 attached to this Amendment and made a part hereof. Any reference in the Credit Agreement to “Schedule 1” or “Schedule 1.1” shall, from and after the Amendment Effective Date, shall be deemed to be a reference to Schedule 1 of the Credit Agreement as replaced hereby; and

(mmm)     By deleting in its entirety Schedule 1.2 attached to the Credit Agreement and inserting in lieu thereof Schedule 1.2 attached to this Amendment and made a part hereof.

3.    Amendment of Guaranty. Agent and Guarantors do hereby modify and amend the Guaranty as follows:

(a)    By deleting in its entirety Paragraph (a) of the Guaranty, appearing on page 1 thereof, and inserting in lieu thereof the following:

“(a)    the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Credit Notes made by Borrower to the order of the Revolving Credit Lenders in the aggregate principal face amount of One Hundred Million and No/100 Dollars ($100,000,000.00), and of the Term Loan Notes made by Borrower to the order of the Term Loan Lenders in the principal face amount of up to One Hundred Fifty Million and No/100 Dollars ($160,000,000.00), together with interest as provided in the Revolving Credit Notes and the Term Loan Notes, and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof (the Revolving Credit Notes, the Term Loan Notes, and each of the notes described in this subparagraph (a) are hereinafter referred to collectively as the “Initial Notes”)”; and

(b)    By deleting the amount “$260,000,000.00” appearing in the tenth (10th) line of paragraph (e) of the Guaranty, appearing on page 2 thereof, and inserting in lieu thereof the number “$360,000,000.00.”

4.    Commitments; New Lenders.

(a)    Borrower and Guarantors hereby acknowledge and agree that as of the Amendment Effective Date (as hereinafter defined) and following satisfaction of all conditions thereto as provided herein, the amount of each Lender’s Revolving Credit Commitment and/or Term Loan Commitment, as applicable, shall be the amount set forth on Schedule 1 attached hereto. Each of Wells Fargo Bank, National Association and Goldman Sachs Bank USA (each individually a “New Lender” and collectively, the “New Lenders”) shall be issued (i) a Revolving Credit Note in the principal face amount of its Revolving Credit Commitment, which will be a “Revolving Credit Note” under the Credit Agreement, and (ii) a Term Loan Note in the principal face amount of its Term Loan Commitment, which will be a “Term Loan Note” under the Credit Agreement, and each New Lender shall be a Lender under the Credit Agreement. In addition, each of the Lenders that is a party to the Credit Agreement that is increasing its Revolving Credit Commitment and/or Term Loan Commitment shall be issued a replacement Revolving Credit Note and/or Term Loan Note, as applicable, in the amount of such Commitment, and each such increasing Lender will, promptly after the Amendment Effective Date, return to Borrower its existing Revolving Credit Note and/or Term Loan Note, as applicable, marked “Replaced.”

(b)    By its signature below, each New Lender, subject to the terms and conditions hereof, hereby agrees to perform all obligations with respect to its respective Commitment as if such New Lender were an original Lender under and signatory to the Credit Agreement having a Revolving Credit Commitment and/or a Term Loan Commitment, as set forth above, equal to its respective Revolving Credit Commitment and/or a Term Loan Commitment, which obligations shall include, but shall not be limited to, the obligation to make Revolving Credit Loans to the Borrower with respect to its Revolving Credit Commitment as required under §2.1 of the Credit Agreement, the obligation to make Term Loans to the Borrower with respect to its Term Loan Commitment as required under §2.2 of the Credit Agreement, the obligation to pay amounts due in respect of draws under Letters of Credit as required under §2.10 of the Credit Agreement, and in any case the obligation to indemnify the Agent as provided therein. Each New Lender makes and confirms to the Agent and the other Lenders all of the representations, warranties and covenants of a Lender under Sections 14 and 18 of the Credit Agreement. Further, each New Lender acknowledges that it has, independently and without reliance upon the Agent, any Titled Agent, any other Lender or on any affiliate or subsidiary of any thereof and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. Except as expressly provided in the Credit Agreement, the Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide any New Lender with any credit or other information with respect to the Borrower or Guarantors or to notify any New Lender of any Default or Event of Default. No New Lender has relied on the Agent, any Titled Agent, any other Lender or any affiliate or subsidiary of any thereof as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder. Each New Lender (i) represents and warrants as to itself that it is legally authorized to, and has full power and authority to, enter into this agreement and perform its obligations under this Amendment, the Credit Agreement and the other Loan Documents; (2) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and become a party to the Credit Agreement; (3) agrees that it has and will, independently and without reliance upon any Lender, the Agent, any Titled Agent or any affiliate or subsidiary of any thereof and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Revolving Credit Loans, the Term Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents and any intercreditor agreement among the Lenders and the Agent (the “Intercreditor Agreement”); (4) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents and the Intercreditor Agreement; (5) agrees that, by this Amendment, it has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents and any Intercreditor Agreement are required to be performed by it as a Lender; and (6) represents and warrants that it does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, the Borrower or any Guarantor and is not a Defaulting Lender or an Affiliate of a Defaulting Lender; (7) represents and warrants that it is subject to control, regulation or examination by a state or federal regulatory agency, (8) agrees that if it is not incorporated under the laws of the United States of America or any State, it has on or prior to the date hereof delivered to Borrower and Agent certification as to its exemption (or lack thereof) from deduction or withholding of any United States federal income taxes; and (9) it has a net worth or unfunded commitments as of the date hereof of not less than $100,000,000.00. Each New Lender acknowledges and confirms that its address for notices and Lending Office for Revolving Credit Loans and Term Loans, as applicable, are as set forth in such Lender’s Administrative Questionnaire delivered to Agent in connection with this Amendment.

(c)    On the Amendment Effective Date, the outstanding principal balance of the Revolving Credit Loans shall be reallocated among the Revolving Credit Lenders such that the outstanding principal amount of Revolving Credit Loans owed to each Revolving Credit Lender shall be equal to such Lender’s Commitment Percentage of the outstanding principal amount of all Revolving Credit Loans. The participation interests of the Lenders in Letters of Credit shall be similarly adjusted. Each of those Revolving Credit Lenders whose Revolving Credit Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the Revolving Credit Lenders whose Revolving Credit Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Revolving Credit Loans.

(d)    On the Amendment Effective Date, the outstanding principal balance of the Term Loans shall be reallocated among the Term Loan Lenders such that the outstanding principal amount of Term Loans owed to each Term Loan Lender shall be equal to such Lender’s Term Loan Commitment Percentage of the outstanding principal amount of all Term Loans. Each of those Term Loan Lenders whose Term Loan Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the Term Loan Lenders whose Term Loan Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Term Loans.

(e)    The reallocation described in the foregoing paragraphs (c) and (d) is done as an accommodation to the Borrower and the Lenders, and shall be deemed to have occurred with the same force and effect as if such assignments were evidenced by the applicable Assignment and Acceptance Agreement (as defined in the Credit Agreement), and no other documents shall be, or shall be required to be, executed in connection therewith, except as provided in this Amendment.

3.    Conditions. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent (the date all such conditions have been satisfied or waived in writing by the Lenders hereinafter referred to as the “Amendment Effective Date”):

(a)    No Default. As of the date hereof, both immediately before and immediately after giving effect to this Amendment, there exists and shall exist no Default or Event of Default.

(b)    Execution of this Amendment. The Agent shall have received executed originals of counterpart signature pages to this Amendment from Borrower, Guarantors and the Lenders.

(c)    Notes. Agent shall have received a Revolving Credit Note and/or a Term Loan Note, as applicable, duly executed by the Borrower in favor of each New Lender and each Lender whose Revolving Credit Commitment and/or Term Loan Commitment, as applicable, is increasing, each in the amount of such Lender’s Revolving Credit Commitment and/or Term Loan Commitment, as applicable, as set forth next to such Lender’s name on Schedule 1 attached hereto.

(d)    Compliance Certificate; Unencumbered Asset Certificate. Agent shall have received a duly completed (i) Compliance Certificate demonstrating Borrower will be in compliance with the financial covenants in the Credit Agreement as of the Amendment Effective Date after giving effect to the amendments to the Credit Agreement contemplated herein, and (ii) Unencumbered Asset Certificate setting forth a calculation of the Unencumbered Asset Availability as of the Amendment Effective Date (after giving effect to any Loans made (or to be made) and any Letter(s) of Credit issued (or to be issued) on such date) and demonstrating compliance with each of the covenants set forth therein after giving effect to the amendments to the Credit Agreement contemplated herein.

(e)    Legal Opinion. Agent shall have received an opinion of counsel to the Borrower and the Guarantors addressed to the Agent and the Lenders covering such matters as the Agent may reasonably request.

(f)    Compliance Certificate. Agent shall have received a duly completed Compliance Certificate (demonstrating Borrower will be in compliance the financial covenants in the Credit Agreement after giving effect to the amendments to the Credit Agreement contemplated herein).

(g)    Certificates. Agent shall have received such other assurances, certificates, documents, resolutions or consents as the Agent or the Lenders may reasonably request.

(h)    KYC. The Borrower and each Guarantor shall have provided to the Agent and the Lenders the documentation and other information reasonably requested by the Agent or any Lender to comply with its “know your customer” requirements and to confirm compliance with all applicable Sanctions Laws and Regulations, the United States Foreign Corrupt Practices Act and other Applicable Law, and if the Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, the Borrower shall have provided to the Agent (for further delivery by the Agent to the Lenders in accordance with its customary practice) a Beneficial Ownership Certification for the Borrower; in each case delivered at least five (5) Business Days prior to the Amendment Effective Date.

The Borrower will pay the reasonable fees and expenses of Agent in connection with this Amendment in accordance with Section 15 of the Credit Agreement.

4.    References to Loan Documents. All references in the Loan Documents to the Credit Agreement and the Guaranty shall be deemed a reference to the Credit Agreement and the Guaranty as modified and amended herein.

5.    Consent and Acknowledgment of Borrower and Guarantors. By execution of this Amendment, the Guarantors hereby expressly consent to the modifications and amendments relating to the Credit Agreement and the Guaranty as set forth herein and any other agreements or instruments executed in connection herewith, and Borrower and Guarantors hereby acknowledge, represent and agree that (a) the Credit Agreement and the Guaranty, as modified and amended herein, and the other Loan Documents remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, as applicable, enforceable against such Persons in accordance with their respective terms, (b) that the Guaranty extends to and applies to the Credit Agreement and the other Loan Documents as modified and amended herein, and (c) that the execution and delivery of this Amendment and any other agreements or instruments executed in connection herewith does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or any Guarantor’s obligations under the Loan Documents.

6.    Representations. Each of the Borrower and each Guarantor represents and warrants to Agent and the Lenders as follows:

(a)    Authorization. The execution, delivery and performance of this Amendment and any other agreements or instruments executed in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower and such Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and such Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or such Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or such Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, bylaws, operating agreement, partnership agreement, declaration of trust or other charter documents of, or any agreement or other instrument binding upon, the Borrower or such Guarantor, or any of their respective properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of the Borrower or any Guarantor, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to Agent, except, in the case of clauses (iii), (iv) or (vi) above, to the extent not reasonably expected to have a Material Adverse Effect.

(b)    Enforceability. This Amendment and any other agreements or instruments executed in connection herewith to which Borrower or any Guarantor is a party are the valid and legally binding obligations of the Borrower and the Guarantors, enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)    Approvals. The execution, delivery and performance of this Amendment and any other agreements or instruments executed in connection herewith and and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

(d)    Reaffirmation of Representations and Warranties. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement or this Amendment is true and correct in all material respects as of the date hereof, with the same effect as if made at and as of the date hereof (except to the extent of any changes resulting from transactions permitted by this Agreement, and except to the extent such representations relate expressly to an earlier date, which representations shall be required to be true and correct only as of such specified date). To the extent that any of the representations and warranties contained in the Credit Agreement, any other Loan Document or in any document or instrument delivered pursuant to or in connection with the Credit Agreement or this Amendment is qualified by “Material Adverse Effect” or any other materiality qualifier, then the qualifier “in all material respects” contained in this Paragraph 6(d) shall not apply with respect to any such representations and warranties.

7.    No Default. By execution hereof, the Borrower certifies that no Default or Event of Default has occurred and is continuing as of the date hereof or as of the Amendment Effective Date.

8.    Waiver of Claims. Each of the Borrower and each Guarantor acknowledges, represents and agrees that it has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or the Letters of Credit or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and the Borrower does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

9.    Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement and the Guaranty remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement and the Guaranty as modified and amended herein. Without limiting the foregoing, the parties hereto further acknowledge and agree that (i) the undersigned Guarantor NJPHII02 GOOD 5 Twosome LLC, a Delaware limited liability company (“NJPHII02”) became a party to the Guaranty and the Contribution Agreement pursuant to that certain Joinder Agreement dated as of February 8, 2019 executed by NJPHII02 in favor of Agent (the “NJPHII02 Joinder Agreement”), and (ii) the NJPHII02 Joinder Agreement incorrectly sets forth the name of NJPHII02 as “NJPHIIO02 GOOD 5 Twosome LLC”, and each reference to “NJPHIIO02 GOOD 5 Twosome LLC” in the Guaranty, the Contribution Agreement and the other Loan Documents is hereby deleted in its entirety and replaced with “NJPHII02 GOOD 5 Twosome LLC”, and NJPHII02 hereby expressly ratifies and confirms the Guaranty and the Contribution Agreement and acknowledges and agrees that such documents remain the valid and legally binding obligation of NJPHII02, enforceable in accordance with the respective terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. Nothing in this Amendment or any other document or instrument delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of the Borrower or any Guarantor under the Loan Documents.

10.    Amendment as Loan Document. This Amendment shall constitute a Loan Document.

11.    Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

12.    Titled Agents. From and after the effectiveness of this Amendment, (a) KeyBanc Capital Markets, Inc., Fifth Third Bank, The Huntington National Bank and U.S. Bank National Association shall be Joint-Lead Arrangers, (b) Fifth Third Bank, The Huntington National Bank and U.S. Bank National Association shall be Co-Syndication Agents, (c) KeyBanc Capital Markets, Inc., shall remain the Sole Book Manager, and (d) Fifth Third Bank shall remain the Documentation Agent.

13.    Miscellaneous. This Amendment shall be effective upon the execution hereof by Borrower, Guarantors, Agent and the Lenders and shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement. All captions in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.

14.    GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE; WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS; NO UNWRITTEN AGREEMENTS. §21, §25 AND §30 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE AS IF FULLY SET FORTH HEREIN, MUTATIS MUTANDIS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment, under seal, as of the day and year first above written.

BORROWER:

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, a Delaware limited partnership

By:	GCLP Business Trust II, a Massachusetts business trust, its sole general partner

By:
Name: Michael Sodo
Title: Trustee

By:
Name: Robert Cutlip
Title: Trustee

(SEAL)

GUARANTORS:

GLADSTONE COMMERCIAL CORPORATION, a Maryland corporation

By:
Name: Michael Sodo
Title: Chief Financial Officer

(SEAL)

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement (Gladstone)]

AL13 BROOKWOOD LLC; RCOG07 GEORGIA LLC; and APML07 HIALEAH FL LLC, each a Delaware limited liability company

By:	Gladstone Commercial Limited Partnership, a Delaware limited partnership, its manager

	By:	GCLP Business Trust II, a Massachusetts business trust, its sole general partner

By:
Name: Michael Sodo
Title: Trustee

By:
Name: Robert Cutlip
Title: Trustee

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement (Gladstone)]

260 SPRINGSIDE DRIVE, AKRON OH LLC;

AL15 BIRMINGHAM LLC;

CO14 AURORA LLC;

CO14 DENVER LLC;

OH14 COLUMBUS LLC;

NW05 RICHMOND VA LLC,

RC06 MENOMONEE FALLS WI LLC,

DBPI07 BOLINGBROOK IL LLC,

2525 N WOODLAWN VSTRM WICHITA KS, LLC,

TMC11 SPRINGFIELD MO LLC,

CI05 CLINTONVILLE WI LLC,

CDLCI07 MASON OH LLC,

EE, 208 SOUTH ROGERS LANE, RALEIGH, NC LLC,

UTSLCO03 GOOD 680 WEST SHIELDS LANE LLC,

LITTLE ARCH CHARLOTTE NC LLC,

LITTLEARCH04 CHARLOTTE NC MEMBER LLC,

ALVANI02 GOOD 11198 WILL WALKER ROAD LLC, and

GCO12 JUPITER FL LLC, each a Delaware limited liability company

By:

Name:	Jay Beckhorn
Title:	Vice President

COCO04 AUSTIN TX, L.P., a Delaware limited partnership

By:	COCO04 Austin TX GP LLC, a Delaware limited liability company, its general partner

By:
Name: Jay Beckhorn
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement (Gladstone)]

FIRST PARK TEN COCO SAN ANTONIO, L.P., a Delaware limited partnership

By:	First Park Ten COCO San Antonio GP LLC, a Delaware limited liability company, its general partner

By:

Name:	Jay Beckhorn
Title:	Vice President

EE07 RALEIGH NC, L.P., a Delaware limited partnership

By:	EE07 Raleigh NC GP LLC, a Delaware limited liability company, its general partner

By:

Name:	Jay Beckhorn
Title:	Vice President

POCONO PA GCC, L.P., a Delaware limited partnership

By:	Pocono PA GCC GP LLC, a Delaware limited liability company, its general partner

By:

Name:	Jay Beckhorn
Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement (Gladstone)]

SJMH06 BAYTOWN TX, L.P., a Delaware limited partnership

By:	SJMH06 BAYTOWN TX GP LLC, a Delaware limited liability company, its general partner

By:

Name:	Jay Beckhorn
Title:	Vice President

[SEAL]

MIDETI05 GOOD 7026 STERLING LLC,

NJPHII02 GOOD 5 TWOSOME LLC,

ININDI01 GOOD 5225 W 81ST LLC,

FLOCAI01 GOOD 1900 SOUTHWEST 38TH AVENUE, LLC, and

FLOCAI02 GOOD 808 SOUTHWEST 12TH STREET LLC, each a Delaware limited liability company

By:

Name:	Jay Beckhorn
Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement (Gladstone)]

LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By:

Name:	Angela Kara

Title:	Assistant Vice President

FIFTH THIRD BANK, an Ohio banking corporation

By:

Name:	Casey Ciccone

Title:	Vice President

THE HUNTINGTON NATIONAL BANK

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION

By:

Name:	Timothy J. Tillman

Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:	Brandon H. Barry

Title:	Vice President

GOLDMAN SACHS BANK USA

By:

Name:

Title:

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement (Gladstone)]

EXHIBIT F - APPENDIX TO COMPLIANCE CERTIFICATE

Gladstone Commercial Corporation - Covenant Compliance Certificate
Financials as of Date:
DATE
UNENCUMBERED COVENANTS
I. Unencumbered Leverage Covenant
a. Facility Balance
b. LOC’s Outstanding
c. Unencumbered Asset Value (Schedule 1)
Borrowing Base Leverage ((a plus b) divided by c)
Requirement 60.00% *surge to 65% available per CA
In Compliance?
II. Unencumbered Debt Service Coverage Ratio
a. Unencumbered NOI (Schedule 1)
b. Implied Debt Service (Schedule 1)
Unencumbered Debt Service Coverage (a divided by b)
Requirement 1.75
In Compliance?
Ill. Minimum Lease Term
Average Remaining Lease Term - Unencumbered Portfolio
Requirement 5.0
In Compliance?
IV.
PACE Loan Financing
a. PACE Indebtedness on UAP Properties
b. Unencumbered Asset Value (Schedule 1)
Ratio (a divided by b)
Requirement 5.00%
In Compliance?

CORPORATE COVENANTS
IV. Minimum Consolidated Tangible Net Worth
a. Consolidated Total Asset Value (Schedule 6)
b. Consolidated Total Indebtedness (Schedule 7)
Consolidated Tangible Net Worth (a minus b)
Requirement (Schedule 2)
In Compliance?
V. Total Leverage Ratio

a.	Consolidated Total Indebtedness (Schedule 7)

b. Consolidated Total Asset Value (Schedule 6)
Total Leverage Ratio (a divided by b)
Requirement (Schedule 2) 60.00% *surge to 65% available per CA
In Compliance?
VI. Debt Yield Ratio
a. Consolidated EBITDA (Schedule 3/4)
b. Consolidated Total Indebtedness (Schedule 7)
Debt Yield Ratio
Requirement 11% *Remove at FCCR of 1.50x
In Compliance?
v. Fixed Charge Coverage Ratio
a. EBITDA (Schedule 3)
b. Consolidated Fixed Charges (Schedule 3)
Fixed Charge Coverage Ratio (a divided by b)
Requirement 1.45 *increases to 1.50x starting 7/1/2020
In Compliance?
VII. Maximum Dividend Payout
a. Distribution$ (Schedule 5)
b. Funds from Operations (FFO) (Schedule 5)
FFO Payout Ratio (a divided by b)
Requirement 98.00% *decreases to-96% starting 7/1/2021
In Compliance?

IX. Maximum Tenant Concentration
NOI %age Tenant Name
a. Largest Single Tenant. NOI
b. Consolidated Total NOI
Ratio (a divided by b)
Requirement 15.00%
In Compliance?
X. Minimum Lease Term
Average Remaining Lease Term - Overall Portfolio
Requirement 5.0
In Compliance?
XI. Unhedged Variable Rate Debt
a. Unhedged Variable Rate Debt
b. Consolidated Total Asset Value
Ratio (a divided by b)
Requirement 25.00%
In Compliance?
XII. Secured Recourse Debt
a. Recourse Indebtedness
b. Consolidated Total Asset Value
Ratio (a divided by b)
Requirement 7.50%
In Compliance?
XIII. Unsecured indebtedness (pari passi to corporate revolver+ term)
a. Unsecured Indebtedness (other than the Facilities)
b. Consolidated Total Asset Value
Ratio (1 divided by b)
Requirement 12.50%
In Compliance?
XIV. Maximum Secured Indebtedness Ratio

a.	Consolidated Total Secured Indebtedness

b. Consolidated Total Asset Value
Total Leverage Ratio (a divided by b)
Requirement (Schedule 2) 45.00% decreases to 40% starting 7/1/2021
In Compliance?
XV.
Maximum Consolidated Total Equity Pledge Secured Debt
Total Equity Pledge Secured Debt
Consolidated Total Asset Value
Ratio (a divided by b)
Requirement 10.00%
In Compliance?

XVI. Restricted Investments
Unconsolidated Affiliates
Consolidated Total Asset Value
Ratio (a divided by b)
Requirement 20.00%
In Compliance?
Construction in Progress
Consolidated Total Asset Value
Ratio (a divided by b)
Requirement 10.00%
In Compliance?
Unimproved Land
Consolidated Total Asset Value
Ratio (a divided by b)
Requirement 7.50%
In Compliance?
Mortgage Notes Receivable
Consolidated Total Asset Value
Ratio (a divided by b)
Requirement 5.00%
In Compliance?
Second Lien Mortgage Receivables/Mezzanine Loans
Consolidated Total Asset Value
Ratio (a divided by b)
Requirement 5.00%
In Compliance?
Aggregate Restricted Investments
Consolidated Total Asset Value
Ratio (a divided by b)
Requirement 35.00%
In Compliance?

EXHIBIT J

FORM OF TERM LOAN REQUEST

KeyBank National Association, as Agent

4910 Tiedeman Road, 3rd Floor

Brooklyn, Ohio 44144

Mail Code: OH-01-51-0311

Attn: Ana Guzdar

Ladies and Gentlemen:

Pursuant to the provisions of §2.5 of that certain Second Amended and Restated Credit Agreement dated as of October 27, 2017, as from time to time in effect (the “Credit Agreement”), by and among Gladstone Commercial Limited Partnership (the “Borrower”), Gladstone Commercial Corporation, KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto, the undersigned Borrower hereby requests and certifies as follows:

1.    Term Loan. The undersigned Borrower hereby requests a Term Loan under §2.2 of the Credit Agreement:

Principal Amount: $__________

Type (LIBOR Rate, Base Rate):

Drawdown Date:

Interest Period for Term LIBOR Rate Loans:

by credit to the general account of the Borrower with the Agent at the Agent’s Head Office.

2.    Use of Proceeds. Such Loan shall be used for purposes permitted by §2.9 of the Credit Agreement.

3.    No Default. The undersigned Authorized Officer certifies that the Borrower, Guarantors and Unencumbered Property Subsidiaries are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby and no Default or Event of Default has occurred and is continuing. Attached hereto is a Unencumbered Asset Certificate setting forth a calculation of the Unencumbered Asset Availability after giving effect to the Loan requested hereby. No condemnation proceedings are pending or, to the undersigned knowledge, threatened against any Subject Property.

4.    Representations True. The undersigned Authorized Officer certifies, represents and agrees that each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or their respective Subsidiaries, contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date on which it was made and, is true in all material respects as of the date hereof and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date, except that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date, and except to the extent of any changes resulting from transactions permitted by this Agreement.

5.    Other Conditions. The undersigned Authorized Officer certifies, represents and agrees that all other conditions to the making of the Loan requested hereby set forth in the Credit Agreement have been satisfied.

6.    Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

[Signatures Appear on Next Page]

IN WITNESS WHEREOF, the undersigned has duly executed this request this          day of                         , 20    .

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, a Delaware limited partnership

By:	GCLP Business Trust II, a Massachusetts business trust, its sole general partner

By:

Name:

Title:

By:

Name:

Title:

(SEAL)

SCHEDULE 1

LENDERS AND COMMITMENTS

REVOLVING CREDIT COMMITMENT

Name	Commitment	Commitment Percentage
KeyBank National Association	$20,615,000.00	21.538460%

Fifth Third Bank	$18,769,000.00	18.461540%

U.S. Bank National Association	$18,769,000.00	18.461540%

The Huntington National Bank	$18,769,000.00	18.461540%

Wells Fargo Bank, National Association	$13,462,000.00	13.461540%

Goldman Sachs Bank USA	$9,616,000.00	9.615380%

TOTAL	$100,000,000.00	100.0%

Schedule 1 - 1

LENDERS AND COMMITMENTS

TERM LOAN COMMITMENT

Name	Commitment	Commitment Percentage
KeyBank National Association	$35,385,000.00	21.538460%

Fifth Third Bank	$29,231,000.00	18.461540%

U.S. Bank National Association	$29,231,000.00	18.461540%

The Huntington National Bank	$29,231,000.00	18.461540%

Wells Fargo Bank, National Association	$21,538,000.00	13.461540%

Goldman Sachs Bank USA	$15,384,000.00	9.615380%

TOTAL	$160,000,000.00	100.0%

Schedule 1 - 2

LENDERS AND COMMITMENTS

TOTAL COMMITMENT

Name	Commitment	Commitment Percentage
KeyBank National Association	$56,000,000.00	21.538460%

Fifth Third Bank	$48,000,000.00	18.461540%

U.S. Bank National Association	$48,000,000.00	18.461540%

The Huntington National Bank	$48,000,000.00	18.461540%

Wells Fargo Bank, National Association	$35,000,000.00	13.461540%

Goldman Sachs Bank USA	$25,000,000.00	9.615380%

TOTAL	$260,000,000.00	100.0%

Schedule 1 - 3

SCHEDULE 1.2

SUBJECT PROPERTIES

Owner Name	County(ies)/State(s)	Property Street Address(es)
AL13 Brookwood LLC	Tuscaloosa County, AL	17499 Brookwood Parkway, Vance

RCOG07 Georgia LLC	DeKalb County, GA Gwinnett County, GA Gwinnett County, GA Newton County, GA Forsyth County, GA Rockdale County, GA DeKalb County, GA DeKalb County, GA

2349 Lawrenceville Highway, Decatur

311 Philip Boulevard, Lawrenceville

2094 McGee Road, Snellville

7174 Wheat Street, Covington

1055 Haw Creek Parkway, Cumming

1293 Wellbrook Circle, Conyers

2341 Lawrenceville Highway, Decatur

2339 Lawrenceville Highway, Decatur

APML07 Hialeah FL LLC	Miami-Dade County, FL	3725 East 10th Court, Hialea

OH14 Columbus LLC	Franklin County, OH	7450 Huntington Park Drive, Columbus

CO14 Aurora LLC	Adams County, CO	14800 E. Moncrieff Place, Aurora

CO14 Denver LLC	Adams County, CO	1485 East 61st Avenue, Denver

AL15 Birmingham LLC	Jefferson County, AL	201 Summit Parkway, Birmingham

260 Springside Drive, Akron OH LLC	Summit County, OH	260 Springside Drive, Akron

CI05 Clintonville WI LLC	Waupaca County, WI	255 Spring Street, Clintonville

DBPI07 Bolingbrook IL LLC	Will County, IL	4 Territorial Court, Bolingbrook

RC06 Menomonee Falls WI LLC	Waukesha County, WI	N92 W14701 Anthony Avenue, Menomonee Falls

TMC11 Springfield MO LLC	Greene County, MO	2645 North Airport Plaza Avenue, Springfield

2525 N Woodlawn VSTRM Wichita KS, LLC	Sedgewick County, KS	2525 N. Woodlawn Boulevard, Sedgewick

Schedule 1.2 - 1

NW05 Richmond VA LLC	Chesterfield County, VA	7545 Midlothian Turnpike, Richmond

First Park Ten COCO San Antonio, L.P.	Bexar County, TX	6550 First Park Ten Boulevard, San Antonio

COCO04 Austin TX, L.P.	Travis County, TX	9100 Highway 290 East, Austin

CDLCI07 Mason OH LLC	Warren County, OH	5324 Natorp Boulevard, Mason

EE, 208 South Rogers Lane, Raleigh, NC LLC	Wake County, NC	208 South Rogers Lane, Raleigh

EE07 Raleigh, NC L.P.	Wake County, NC	201 South Rogers Lane, Raleigh

Pocono PA GCC, L.P.	Monroe County, PA	Pocono Mountain Business Park, Industrial Park Blvd., Mt. Pocono

UTSLCO03 GOOD 680 West Shields Lane LLC	Salt Lake County, UT	680 West 10000 South, South Jordan

MIDETI05 GOOD 7026 Sterling LLC	Macomb County, MI	7026 Sterling Ponds Court, Sterling Heights

FLOCAI01 GOOD 1900 Southwest 38TH Avenue, LLC	Marion County, FL	1900 Southwest 38th Avenue, Ocala

FLOCAI02 GOOD 808 Southwest 12TH Street LLC	Marion County, FL	808 Southwest 12th Street, Ocala

ALVANI02 GOOD 11198 Will Walker Road LLC	Tuscaloosa County, AL	11198 Will Walker Road, Vance

SJMH06 Baytown TX, L.P.	Harris County, TX	1025 Birdsong Drive, Baytown

ININDI01 GOOD 5225 W 81ST LLC	Marion County, IN	5225 West 81st Street, Indianapolis

Schedule 1.2 - 2

GCO12 Jupiter FL LLC	Palm Beach County, FL	1395 University Boulevard, Jupiter

NJPHII02 GOOD 5 Twosome LLC	Burlington County, NJ	5 Twosome Drive, Moorestown

Little Arch Charlotte NC LLC	Mecklenberg, NC	5815 Westpark Drive, Charlotte

Schedule 1.2 - 3